                                                                    EXHIBIT 22.1

                                  SUBSIDIARIES

Onyx Television GmbH (Germany)                       98%
Capital Media Group (UK) Limited                     100%
         Onyx Television GmbH (Germany)              2%
Onyx Plus GmbH (Germany)                             50%
Blink TV Limited, a UK joint venture                 17%